SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d)

OF THE

SECURITIES EXCHANGE ACT OF 1934

April 18, 2005

Date of report (Date of earliest event reported)

BINGO.COM, LTD.

(Exact Name of Registrant as Specified in Its Charter)

ANGUILLA, B.W.I	98-0206369
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Bingo.com, Ltd.

Wigley Chambers

The Valley

Anguilla

British West Indies

 (Address of Principal Executive Offices)

(604) 694-0300

(Registrant's Telephone Number, Including Area Code)

Bingo.com, Inc.

(Former Name or Former Address, if Changed Since Last Report)

BINGO.COM, LTD.

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Effective April 15, 2005, Bingo.com, N.V. ("Bingo.com"), a subsidiary of Bingo.com, Ltd. signed a software license agreement with Chartwell Games (Malta) Limited ("Chartwell"), a subsidiary of Chartwell Technology Inc. The software license agreement entitles Bingo.com the use of Chartwell's 75 and 90-ball bingo gaming software to enable the Bingo.com players to play for money. The agreement in addition entitles Bingo.com the use of Chartwell's Cyberboss (the Gaming System Management) and Chartwell's CyberBanx (the ability to accept payments for bingo cards). The license agreement is renewable after 5 years and was agreed according to standard industry terms.

Chartwell Technology Inc. is listed on the Toronto Stock exchange (TSX:CWH), and is a leading provider of gaming software systems to the online and remote gaming industry. Chartwell Technology Inc. specializes in the development of leading edge gaming applications and entertainment content for the Internet and wireless platforms and other remote access devices.  Chartwell's Java and Flash based software products and games are designed for deployment in gaming, entertainment, advertising and promotional applications.  Chartwell does not participate in the online gaming business of its clients.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a)            Financial Statements of Business(es) Acquired

                Not Applicable

(b)            Pro forma Financial Information

                Not Applicable

(c)            Exhibits

                 Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                             BINGO.COM, LTD.

                                                            (formerly Bingo.com, Inc.)

                                                            Per:         /s/ T. M. Williams

                                                                        T.M. Williams,

                                                                        President and Director